Exhibit 32.1 CERTIFICATE PURSUANT TO
                  18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         Each of the undersigned hereby certifies in his capacity as an officer of InMedica Development Corporation (the Company) that the Quarterly Report of the Company on Form 10QSB for the quarter ended March 31, 2006 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition of the Company at the end of such periods and the results of operations of the Company for such periods.


/s/ Ralph Henson
Ralph Henson,
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 Chief Executive Officer
May 12, 2006


/s/ Richard Bruggeman
---------------------
Richard Bruggeman,
 Chief Financial Officer
May 12, 2006






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